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                                  COMBANC, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1999

                                                                    EXHIBIT 21.1


            Subsidiary (1)                      State of Incorporation
            ---------------                     ----------------------
            The Commercial Bank                 Ohio

(1) Subsidiaries' names listed hereon are names under which such subsidiaries do business.










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